Exhibit 99.3
LETTER TO REGISTERED HOLDERS
U.S.$1,500,000,000 5.375% Notes Due 2013 (CUSIP: 03938LAC8) and U.S.$1,500,000,000 6.125% Notes Due 2018 (CUSIP: 03938LAF1)
which have been registered under the Securities Act of 1933, for any and all outstanding unregistered U.S.$1,500,000,000 5.375% Notes Due 2013 and
U.S.$1,500,000,000 6.125% Notes Due 2018
of
ArcelorMittal
pursuant to the prospectus dated      , 2008
To Registered Holders:
     We are enclosing herewith the material listed below relating to the offer to exchange (the “Exchange Offer”) by ArcelorMittal (the “Company”) up to an aggregate principal amount of U.S.$1,500,000,000 5.375% Notes Due 2013 and U.S.$1,500,000,000 6.125% Notes Due 2018 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered U.S.$1,500,000,000 5.375% Notes Due 2013 and U.S.$1,500,000,000 6.125% Notes Due 2018 (the “Original Notes”), upon the terms and subject to the conditions set forth in the prospectus (the “Prospectus”) dated         , 2008, and the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”).
     Enclosed herewith are copies of the following documents:
1.	Prospectus;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

5.	Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.
We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2008 unless it is extended.
     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.
     Pursuant to the Letter of Transmittal, each holder of Original Notes (a “Holder”) will represent to the Company that (i) any Exchange Notes acquired in exchange for Original Notes tendered pursuant to the Letter of Transmittal will be acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither such Holder nor any person who will receive such Exchange Notes has any arrangement or understanding with any person to participate in, is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act and (iii) neither such Holder nor any person who will receive such Exchange Notes is an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company. If such Holder is a broker-dealer receiving Exchange Notes for its own account, it will represent that it acquired the Original Notes to be exchanged for the Exchange Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.
     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange and Information Agents for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the Exchange of Original Notes pursuant to the Exchange Offer, on the transfer of Original Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.
Delivery to the Exchange Agent, HSBC Bank USA, National Association:
By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand:

By Facsimile:	HSBC Bank USA, National Association	Confirm by Telephone:
(718) 488-4488	Corporate Trust & Loan Agency	(800) 662-9844
2 Hanson Place, 14th Floor
Attention: Corporate Trust	Brooklyn, New York 10217-1409
Operations	Attention: Corporate Trust
Operations
Information Agent, D.F. King & Co., Inc.:
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call (Collect): 212-269-5550
All Others Call (Toll Free): 800-290-6429
Very truly yours,
ArcelorMittal
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2